Exhibit 4.53

COLLATERAL AGREEMENT
made by
TENNECO INC.,
as Company and as Issuer,
and certain of its Subsidiaries
in favor of
WILMINGTON TRUST, NATIONAL ASSOCIATION
not individually but solely as Collateral Trustee

Dated as of November 30, 2020

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739343108

TABLE OF CONTENTS

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SCHEDULES AND ANNEXES
Schedule 1.01A    Pledged Promissory Notes
Schedule 1.01B    Pledged Stock
Schedule 1.01C    Excluded Joint Ventures
Schedule 3.02    Perfection Matters
Schedule 3.06    Intellectual Property
Schedule 3.07    Deposit Accounts
Schedule 3.09    Commercial Tort Claims
Schedule 4.01    Certain Certificated Securities
Exhibit A    Assumption Agreement
Exhibit B    [Reserved]
Exhibit C    Perfection Certificate
Exhibit D-1    List of Material Government Contracts
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Exhibit D-2    Assignment of Government Contracts
Exhibit D-3    Notice of Assignment of Government Contracts

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COLLATERAL AGREEMENT
COLLATERAL AGREEMENT, dated as of November 30, 2020, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Wilmington Trust, National Association, as Collateral Trustee (in such capacity, the “Collateral Trustee”), for the benefit of the Indenture Secured Parties (such term, and each other capitalized term used herein, having the meaning assigned thereto in Article 1 hereof).
RECITALS
A.Reference is made to that certain indenture, dated as of November 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Tenneco Inc., a Delaware corporation (the “Company”), the other Subsidiaries to the Company party thereto, Wilmington Trust, National Association, as trustee (the “Notes Trustee”). Under the Indenture, the Company shall issue $500,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2029 (together with any Additional Notes issued under the Indenture, the “Notes”).
B.Reference is made (I) to that certain Amended and Restated Collateral Trust Agreement, dated as of April 15, 2014 (as amended, supplemented or otherwise modified from time to time (including pursuant to those certain Collateral Trust Joinders (as defined below) and the Collateral Trustee Resignation and Appointment Agreements (as defined below)), the “Collateral Trust Agreement”), among the Company, Federal-Mogul LLC, the other Subsidiaries of the Company party thereto, the Collateral Trustee and each of JPMorgan Chase Bank, N.A. and the Existing Notes Trustees as First Priority Representatives (as therein defined), (II) to that certain Pari Passu Intercreditor Agreement, dated as of March 30, 2017 (as amended, supplemented or otherwise modified from time to time (including pursuant to the Joinders to Pari Passu Intercreditor Agreement (as defined below)), the “Pari Passu Intercreditor Agreement”), among the Existing Notes Trustees and JPMorgan Chase Bank, N.A. (each as an Authorized Representative, as therein defined), the Collateral Trustee, and acknowledged and agreed to by the Company and the Guarantors party thereto, (III) to that certain Joinder No. 1, dated as of June 29, 2017, to the Pari Passu Intercreditor Agreement, among the Initial Collateral Trustee, Credit Suisse AG, Cayman Islands Branch and each Existing Notes Trustee (“Joinder No. 1 to Pari Passu Intercreditor Agreement”), pursuant to which the June 2017 Notes Trustee became a party to the Pari Passu Intercreditor Agreement (as an Additional Senior Class Debt Representative, as therein defined), (IV) to that certain Joinder No. 2, dated as of October 1, 2018, to the Pari Passu Intercreditor Agreement, among the Collateral Trustee, each Existing Notes Trustee and the JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement (“Joinder No. 2 to Pari Passu Intercreditor Agreement”) pursuant to which the Administrative Agent became a party to the Pari Passu Intercreditor Agreement (as an Additional Senior Class Debt Representative as therein defined) and (V) to that certain Joinder No. 3, dated as of the date hereof, to the Pari Passu Intercreditor Agreement, among the Collateral Trustee, each Existing Notes Trustee, the Administrative Agent and the Notes Trustee (“Joinder No. 3 to Pari Passu Intercreditor Agreement” and, together with Joinder No. 1 to Pari Passu
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Intercreditor Agreement and Joinder No. 2 to the Parri Passu Intercreditor Agreement, the “Joinders to Pari Passu Intercreditor Agreement”), pursuant to which the Notes Trustee shall become a party to the Pari Passu Intercreditor Agreement (as an Additional Senior Class Debt Representative, as therein defined).
C.Reference is made (I) to that certain Collateral Trust Joinder, dated as of March 30, 2017, among Citibank, N.A., as Collateral Trustee (the “Initial Collateral Trustee”) and Wilmington Trust, National Association, as trustee under the March 2017 Indenture (the “March 2017 Notes Trustee”) (such joinder, the “March 2017 Notes Collateral Trust Joinder”), pursuant to which the March 2017 Notes Trustee became a party to the Collateral Trust Agreement as a First Priority Representative (as therein defined), (II) to that certain Collateral Trust Joinder, dated as of June 29, 2017, among the Initial Collateral Trustee and The Bank of New York Mellon, London Branch, as trustee under the June 2017 Indenture (the “June 2017 Notes Trustee” and, together with the March 2017 Notes Trustee, the “Existing Notes Trustees”) (such joinder, the “June 2017 Notes Collateral Trust Joinder”), pursuant to which the June 2017 Notes Trustee became a party to the Collateral Trust Agreement as a First Priority Representative (as therein defined), (III) to that certain Collateral Trust Joinder, dated as of October 1, 2018, among the Collateral Trustee and JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement (such joinder, the “Credit Facility Collateral Trust Joinder”), pursuant to which the Administrative Agent became a party to the Collateral Trust Agreement as a First Priority Representative (as therein defined) and (IV) to that certain Collateral Trust Joinder, dated as of the date hereof, among the Collateral Trustee and the Notes Trustee (such joinder, the “November 2020 Collateral Trust Joinder” and together with the March 2017 Notes Collateral Trust Joinder, the June 2017 Notes Collateral Trust Joinder and the Credit Facility Collateral Trust Joinder, the “Collateral Trust Joinders”), pursuant to which the Notes Trustee shall become a party to the Collateral Trust Agreement as a First Priority Representative (as therein defined).
D.Reference is made (I) to that certain Collateral Trustee Resignation and Appointment Agreement, dated as of February 23, 2018, entered into by and among Bank of America, N.A. (“BANA”), Citibank, N.A. (“Citibank”), each Existing Notes Trustee, in its capacity as a PP&E First Lien Agent (as defined in the Collateral Trust Agreement) and the other parties thereto, pursuant to which BANA replaced Citibank as successor Collateral Trustee under the Collateral Trust Agreement and under each other Collateral Trust Security Document (as defined in the Collateral Trust Agreement) (the “Prior Collateral Trustee Resignation and Appointment Agreement”) and (II) to that certain Collateral Trustee Resignation and Appointment Agreement, dated as of October 1, 2018, entered into by and among Wilmington Trust, National Association (“Wilmington”), BANA, each Existing Notes Trustee, in its capacity as a PP&E First Lien Agent (as defined in the Collateral Trust Agreement), the Administrative Agent, in its capacity as a PP&E First Lien Agent (as defined in the Collateral Trust Agreement) and the other parties thereto, pursuant to which Wilmington replaced BANA as successor Collateral Trustee under the Collateral Trust Agreement and under each other Collateral Trust Security Document (as defined in the Collateral Trust Agreement) (the “New Collateral Trustee Resignation and Appointment Agreement” and, together with the Prior

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Collateral Trustee Resignation and Appointment Agreement, the “Collateral Trustee Resignation and Appointment Agreements”).
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as provided herein.
Article 1.
DEFINED TERMS
Section a..Definitions
.
(i)Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Indenture.
(ii)Terms Defined in UCC. Each of the following terms are used herein as defined in the New York UCC: Accounts, Authenticate, Certificated Security, Chattel Paper, Commercial Tort Claim, Documents, Equipment, Farm Products, Instruments, Inventory and Letter-of-Credit Rights, Record and Security.
(iii)Additional Definitions. The following additional terms shall have the following meanings:
“Administrative Agent” shall mean the Administrative Agent defined or designated as such pursuant to the Credit Agreement.
“Agreement” shall mean this Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Applicable Notice of Event of Default” shall have the meaning set forth in the Collateral Trust Agreement.
“Applicable Representative” shall have the meaning set forth in the Collateral Trust Agreement.
“Assignment of Claims Act” shall mean the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727 and 41 U.S.C. Section 6305.
“BANA” shall have the meaning set forth in the recitals hereto.
“BMG Cash Pooling Arrangement” shall mean (i) that certain Cash Pooling Agreement, dated as of October 1, 2001, among Federal Mogul Holding Deutschland GmbH, Federal Mogul Netherlands BV, Irish Branch, Federal Mogul Ignition SA, Federal Mogul Holding Srl, Federal Mogul SA, Federal Mogul Friction Products SA, Federal Mogul Sarl, Federal Mogul Corporation, Federal Mogul SA and Bank Mendes Gans nv, (ii) Addendum to the

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Cash Pooling Agreement, dated as of July 28, 2005, among Federal Mogul Holding Deutschland GmbH, Federal Mogul Netherlands BV, Irish Branch, Federal Mogul Ignition SA, Federal Mogul Operations Italy Srl, Federal Mogul Friction Products SA, Federal Mogul Sarl, Federal Mogul SA, Federal Mogul Friction Products, a.s., Federal Mogul Gorzyce SA, Federal Mogul Sealing Systems Hungaria Bt, Federal Mogul Bimet Spolka Akcyjna, Federal Mogul Investments BV, Federal Mogul Canada Ltd., Coventry Assurance Ltd., Federal-Mogul Global B.V., Federal-Mogul Holdings B.V., Federal-Mogul Growth B.V., Federal-Mogul Ibérica, S.L., Federal Mogul de Mexico S.A. de C.V., Servicios Administrativos Industriales S.A. de C.V. and Bank Mendes Gans nv and (iii) Guaranty, dated as of January 15, 2015, by Federal-Mogul Corporation and accepted and agreed by Bank Mendes Gans N.V., in each case, as amended, restated, supplemented or otherwise modified.
“Citibank” shall have the meaning set forth in the recitals hereto.
“Collateral” shall mean, with respect to each Grantor, all of the following in which such Grantor now has or may hereafter acquire any right, title or interest: all Accounts, Chattel Paper, Commercial Tort Claims including those listed on Schedule 3.09 (as such schedule may be amended, supplemented or otherwise modified from time to time), Copyright Licenses, Copyrights, Deposit Accounts, Documents, Equipment, General Intangibles, Instruments, Intellectual Property, Intercompany Loans, Intercompany Notes, Inventory, Investment Property, Letter-of-Credit Rights, Patent Licenses, Patents, Pledged Stock, Trademark Licenses, Trademarks and all other personal property, whether tangible or intangible, not described above in this definition, all books and records pertaining to any of the foregoing and, to the extent not otherwise included in the foregoing, all Proceeds and products of any and all of the foregoing and all collateral, guarantees and other supporting obligations given by any Person with respect to any of the foregoing; provided that (i) Collateral shall in any event not include any Excluded Assets of such Grantor and (ii) so long as such assets do not constitute collateral securing the Credit Facility Secured Obligations, the Existing Indenture Secured Obligations or any Other First Lien Obligations (as defined in the Pari Passu Intercreditor Agreement), the term “Collateral” shall not include, and the grant of a security interest as provided hereunder shall not extend to (I) (x) accounts receivable and related assets transferred or purportedly transferred pursuant to, and in accordance with, a Permitted Receivables Financing (it being understood that each account receivable and related asset of a Grantor that is not transferred or purported to have been transferred pursuant to a Permitted Receivables Financing shall constitute “Collateral” hereunder) and (y) any Deposit Account that is used to hold collections on any of such accounts receivable and related assets described in the foregoing clause (x) or (II) any Company Stock.
“Collateral Trust Agreement” shall have the meaning set forth in the recitals hereto.
“Collateral Trust Joinders” shall have the meaning set forth in the recitals hereto.
“Collateral Trustee” shall have the meaning set forth in the preamble hereto.
“Collateral Trustee Resignation and Appointment Agreements” shall have the meaning set forth in the recitals hereto.

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“Company” shall have the meaning set forth in the recitals hereto.
“Controlled Deposit Account” shall mean, with respect to each Grantor, a Deposit Account maintained by such Grantor (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Collateral Trustee is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).
“Copyright Licenses” shall mean, with respect to each Grantor, any written agreement naming such Grantor as licensor or licensee (including, without limitation, those listed in Schedule 3.06), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Copyrights” shall mean, (i) all copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 3.06), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
“Credit Agreement” means that certain Credit Agreement, dated as of October 1, 2018, amongst the Company, Tenneco Operating Company Inc., a Delaware corporation and a Subsidiary of the Company, any other Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders (as defined in the Credit Agreement), and JPMorgan Chase Bank, N.A., as Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Credit Facility Collateral Agreement” shall mean the Collateral Agreement, dated as of October 1, 2018, made by the Company and certain subsidiaries in favor of Wilmington Trust, National Association, as Collateral Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Credit Facility Collateral Trust Joinder” shall have the meaning set forth in the recitals hereto.
“Credit Facility Secured Obligations” shall have the meaning assigned to such term in the Credit Facility Collateral Agreement.
“Credit Facility Secured Parties” shall mean the holders of the Credit Facility Secured Obligations, including, without limitation, Wilmington Trust, National Association, as collateral trustee under the Credit Facility Collateral Agreement, JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement and the Lenders from time to time under Credit Agreement.
“Deposit Account” shall have the meaning set forth in the UCC of any applicable jurisdiction and, in any event, shall include, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution. Notwithstanding the

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foregoing, demand, time, savings, passbook or like accounts established or maintained pursuant to and solely for the purposes of the BMG Cash Pooling Arrangement shall not constitute “Deposit Accounts” of any Group Member.
“Deposit Account Control Agreement” shall mean, with respect to any Deposit Account of any Grantor, a Deposit Account Control Agreement, reasonably satisfactory to the Collateral Trustee at the direction of the Applicable Representative among such Grantor, the Collateral Trustee and the relevant Depositary Bank, (i) providing that such Depositary Bank will comply with instructions originated by the Collateral Trustee directing disposition of the funds in such Deposit Account without further consent by such Grantor and (ii) subordinating to the Indenture Security Interests granted hereunder all claims of the Depositary Bank to such Deposit Account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto), in each case as amended, supplemented or otherwise modified from time to time.
“Depositary Bank” shall mean a bank at which a Controlled Deposit Account is maintained.
“Discharge of Indenture Secured Obligations” means subject to Section 5.03 hereof,
(a) satisfaction and discharge of the Indenture as provided for therein;
(b) the occurrence of Legal Defeasance or Covenant Defeasance of the Notes as set forth in the Indenture;
(c) payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged; or
(d) the termination of all rights of the holders of the Notes in whole, with the consent of the Holders of the requisite percentage of Notes, in accordance with the provisions of the Indenture.
“Event of Default” shall mean any “Event of Default” under (and as such term is defined in) any Specified Agreement.
“Excess Securities” shall have the meaning assigned to it in Section 7.13(b).
“Excluded Assets” shall mean, collectively, with respect to each Grantor, (a) any contract, General Intangible, Copyright License, Patent License or Trademark License (“Intangible Assets”), in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such Intangible Asset (i) is prohibited by any contract, agreement, instrument or indenture governing such Intangible Asset, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted only with the consent of another party, if such consent has not been obtained (except, in the case of clauses (i), (ii) and (iii), to the

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extent such prohibition, right of termination, or requirement of consent, as applicable, is rendered ineffective by the applicable provisions of the New York UCC or other applicable law); provided that any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets, (b) any intent-to-use Trademark application prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent, if any, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (c) all Securitization Assets, (d) Receivables that have been disposed of by a Grantor pursuant to a Factoring Arrangement, (e) Excluded Deposit Accounts, (f) Excluded Joint Ventures, (g) any assets specifically described in Section 7.13 as not being subject to pledge under the Loan Documents and (h) the Capital Stock of any Excluded Subsidiary other than 66 ⅔% of the issued and outstanding voting Capital Stock and 100% of the issued and outstanding nonvoting Capital Stock of (A) each Wholly Owned Domestic Restricted Subsidiary that is described in clause (c) or (d) of the definition of “Excluded Subsidiary” that is directly owned by the Company or any Grantor and (B) each wholly owned Foreign Subsidiary that is directly owned by the Company or any Grantor.
“Excluded Deposit Account” shall mean, collectively, (a) Deposit Accounts established solely for the purpose of funding payroll (including salaries and wages and workers’ compensation), payroll taxes and other compensation and benefits (and similar expenses) or for administering foreign tax credits, and (b) any Deposit Account the funds in which consist solely of (i) funds held by Company or any Subsidiary in trust for any director, officer or employee of Company or any Subsidiary or any employee benefit plan maintained by Company or any Subsidiary or (ii) funds representing deferred compensation for the directors, officers and employees of Company and its Subsidiaries. As of the Issue Date, all Excluded Deposit Accounts are listed on Schedule 3.07.
“Excluded Foreign Subsidiary” shall mean at any time (i) any Foreign Subsidiary of a Grantor (other than a Wholly Owned Subsidiary) where such Grantor is prohibited from pledging its ownership interests in such Foreign Subsidiary without the consent of the other owner or owners of such Foreign Subsidiary, (ii) any Foreign Subsidiary where the consent of a Governmental Authority is required for a Grantor to pledge the Capital Stock of such Foreign Subsidiary owned by the Grantor and such consent has not been obtained, which for the avoidance of doubt shall include all Foreign Subsidiaries and Joint Ventures organized under the law of the People’s Republic of China other than Tenneco (China) Co., Ltd., (iii) any Foreign Subsidiary where the Grantors collectively directly own less than 1% of the Capital Stock of such Foreign Subsidiary, (iv) any Foreign Subsidiary with respect to which the Company and the Notes Trustee reasonably determine that the time and expense of implementing a security arrangement is excessive in relation to the benefits of the holders of the Notes in obtaining the same, and (v) any Foreign Subsidiary of a Grantor having total assets (as determined in accordance with GAAP) in an amount of less than 1% of Consolidated Total Assets of the Company; provided, however, that the total assets (as so determined) of all Excluded Foreign Subsidiaries referenced in the foregoing clause (v) shall not exceed 5% of Consolidated Total Assets of the Company. In the event that the total assets of all Excluded Foreign Subsidiaries

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referenced in clause (v) of the foregoing sentence exceed 5% of Consolidated Total Assets of the Company, the Company will designate in writing to the Notes Trustee Foreign Subsidiaries which would otherwise constitute Excluded Foreign Subsidiaries to be excluded as Excluded Foreign Subsidiaries until such 5% threshold is met.
“Excluded Joint Venture” shall mean (a) each joint venture listed on Schedule 1.01C and (b) each joint venture of a Grantor to the extent the grant by such Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such joint venture (i) is prohibited by any contract, agreement, instrument or indenture governing such joint venture, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted only with the consent of another party, if such consent has not been obtained; provided that the foregoing exclusions shall not apply to the extent that any such prohibition, right to terminate, consent right or other term would be ineffective pursuant to the UCC.
“Existing Indentures” shall mean the March 2017 Indenture and the June 2017 Indenture.
“Existing Indenture Secured Obligations” shall mean all Obligations under the March 2017 Indenture and the June 2017 Indenture and under the Existing Notes, including, in each case, all amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding relating to any Grantor and all amounts that would have accrued or become due under the terms of the Existing Indentures or the Existing Notes but for the effect of the Insolvency or Liquidation Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency or Liquidation Proceeding.
“Existing Indenture Secured Parties” shall mean the holders of the Existing Indenture Secured Obligations, including, without limitation, the Collateral Trustee, the Existing Notes Trustees and the holders of the Existing Notes from time to time.
“Existing Notes Collateral Agreements” shall mean (i) the Collateral Agreement, dated as of March 30, 2017, made by Federal-Mogul LLC and certain of its Subsidiaries in favor of the Initial Collateral Trustee and (ii) the Collateral Agreement, dated as of June 30, 2017, made by Federal-Mogul LLC and certain of its Subsidiaries in favor of the Initial Collateral Trustee, in each case as amended, supplemented or otherwise modified from time to time.
“Existing Notes” shall mean the 5.00% Senior Secured Notes due 2024 and Floating Rate Senior Secured Notes due 2024.
“Existing Notes Trustees” shall have the meaning set forth in the recitals hereto.
“Existing Security Interests” shall have the meaning set forth in Section 2.01 hereto.
“Factoring Arrangements” shall mean any arrangements between a Group Member and a third party (other than an Affiliate) under which the Receivables of such Group Member are factored on a non-recourse basis.

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“Federal Government” shall mean the federal government of the United States or any agency or instrumentality thereof.
“Final Release Date” shall mean the date on which the Discharge of Indenture Secured Obligations shall have occurred.
“Foreign Collateral” shall have the meaning assigned to it in Section 6.02(e).
“Foreign Subsidiary” shall mean any Subsidiary organized under the laws of any jurisdiction outside the United States.
“General Intangibles” shall mean, with respect to each Grantor, all “general intangibles” as such term is defined in Article 9 of the New York UCC and, in any event, including, without limitation, with respect to such Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.
“Grantors” shall have the meaning set forth in the preamble hereto.
“Group Members” shall mean Company and its Subsidiaries.
“Indenture” shall have the meaning set forth in the recitals hereto.
“Indenture Secured Obligations” shall mean with respect to any Grantor, the collective reference to its Primary Obligations.
“Indenture Secured Parties” shall mean the holders of the Indenture Secured Obligations, including, without limitation, the Collateral Trustee, the Notes Trustee and the Holders of the Notes, from time to time.
“Indenture Security Interests” shall have the meaning set forth in Section 2.01 hereto.
“Initial Collateral Agent” shall have the meaning set forth in the recitals hereto.
“Intangible Assets” as the meaning set forth in the definition of “Excluded Assets.”
“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, service marks, trademark and service mark licenses, trade names, technology, know-how, trade secrets and processes, all registrations and applications for registration of any of the foregoing, all goodwill associated with any of the foregoing, and all rights to sue at law or in equity for any

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infringement or other impairment or violation of any of the foregoing, including the right to receive all proceeds and damages therefrom.
“Intercompany Loans” shall mean the collective reference to all loans and advances, whether or not evidenced by any promissory note or other instrument, made by any Grantor to any Subsidiary, other than such loans and advances in respect of which the pledge thereof would, in the good faith judgment of Company, result in adverse tax consequences to any Group Member.
“Intercompany Notes” shall mean any promissory note or other instrument evidencing an Intercompany Loan that may be issued to, or held by, any Grantor while this Agreement is in effect (including, without limitation, those promissory notes evidencing Intercompany Loans included on Schedule 1.01A).
“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Article 9 of the New York UCC (other than any voting stock of any Excluded Subsidiary or Capital Stock of any Excluded Joint Venture excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.
“Investment Property Issuer” shall mean with respect to any Investment Property, each issuer of such Investment Property.
“Issue Date” shall mean November 30, 2020.
“Joinder No. 1 to Pari Passu Intercreditor Agreement” shall have the meaning set forth in the recitals hereto.
“Joinder No. 2 to Pari Passu Intercreditor Agreement” shall have the meaning set forth in the recitals hereto.
“Joinder No. 3 to Pari Passu Intercreditor Agreement” shall have the meaning set forth in the recitals hereto.
“Joinders to Pari Passu Intercreditor Agreement” shall have the meaning set forth in the recitals hereto.
“June 2017 Indenture” shall mean the Indenture, dates as of June 29, 2017 (as amended, restated, supplemented or otherwise modified), among the Company (as successor by merger to Federal-Mogul LLC), Federal-Mogul Finance Corporation, the guarantors named therein, The Bank of New York Mellon, London Branch, as trustee and paying agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as registrar.
“June 2017 Notes Collateral Trust Joinder” shall have the meaning set forth in the recitals hereto.
“June 2017 Notes Trustee” shall have the meaning set forth in the recitals hereto.

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“March 2017 Indenture” shall mean the Indenture, dated as of March 30, 2017 (as amended, restated, supplemented or otherwise modified), among the Company (as successor by merger to Federal-Mogul, LLC), Federal-Mogul Finance Corporation, the guarantors named therein, Wilmington Trust, National Association, as trustee, The Bank of New York Mellon, London Branch, as paying agent, and The Bank of New York Mellon (Luxembourg) S.A, as registrar.
“March 2017 Notes Collateral Trust Joinder” shall have the meaning set forth in the recitals hereto.
“March 2017 Notes Trustee” shall have the meaning set forth in the recitals hereto.
“Material Copyright” shall have the meaning assigned to it in Section 4.08(c).
“Material Government Contract” shall mean, with respect to each Grantor, a contract between such Grantor and either (i) the Federal Government or (ii) a state or local government of the United States or any agency or instrumentality thereof, that provides for payments to such Grantor in an aggregate amount exceeding $2,000,000.
“Material Intellectual Property” shall have the meaning assigned to it in Section 4.08(e).
“Material Patent” shall have the meaning assigned to it in Section 4.08(b).
“Material Trademark” shall have the meaning assigned to it in Section 4.08(a)(i).
“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Trustee on the Mortgaged Property, in form and substance similar to the mortgages delivered under the Credit Agreement (with such changes as are advisable or are customary under the law of the jurisdiction in which the mortgage or deed of trust is to be recorded).
“Mortgaged Property” means each parcel of real estate required to be encumbered by a Mortgage pursuant to Schedule 5(a) of the Perfection Certificate.
“New Collateral Trustee Resignation and Appointment Agreement” shall have the meaning set forth in the recitals hereto.
“New York UCC” shall mean the UCC as from time to time in effect in the State of New York.
“Notes Trustee” shall have the meaning set forth in the recitals hereto.
“Notes” shall have the meaning set forth in the recitals hereto.
“November 2020 Collateral Trust Joinder” shall have the meaning set forth in the recitals hereto.

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“Pari Passu Intercreditor Agreement” shall have the meaning set forth in the recitals hereto.
“Patent License” shall mean, with respect to each Grantor, all agreements, whether written or oral, providing for the grant by or to such Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.06.
“Patents” shall mean, (i) all letters patent of the United States, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 3.06, (ii) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 3.06, and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Perfection Certificate” shall mean, with respect to each Grantor that is a Domestic Restricted Subsidiary, a certificate substantially in the form of Exhibit C, completed and supplemented with the schedules contemplated thereby, and signed by an officer of the Company on behalf of such Grantor.
“Permitted Liens” shall mean (i) the Existing Security Interests, (ii) the Indenture Security Interests and (iii) any other Liens on the Collateral not prohibited by each Specified Agreement.
“Permitted Securitization Transaction” shall mean one or more securitization transactions permitted under each of the Specified Agreements pursuant to which any Group Member securitizes Receivables and Related Security, including without limitation, as a result of the sale or granting of a Lien on such Receivables and Related Security to any SPV and the contribution of Receivables and Related Security to such SPV.
“Pledged Securities” shall mean the collective reference to the Pledged Stock and the Intercompany Notes.
“Pledged Stock” shall mean the shares of Capital Stock listed on Schedules 1.01B and 1.01C, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, however, that (i) in no event shall more than 66 ⅔% of the total outstanding voting and 100% of the total outstanding non-voting Capital Stock of any “Excluded Subsidiary” constitute Pledged Stock hereunder and under the other Note Documents, (ii) no Capital Stock of any Excluded Joint Venture shall constitute Pledged Stock hereunder and under the other Note Documents and (iii) no Capital Stock of any Excluded Foreign Subsidiary shall constitute Pledged Stock hereunder and under the other Note Documents so long as such Capital Stock does not constitute collateral securing the Credit Facility Secured Obligations, the Existing Indenture Secured Obligations or any Other First Lien Obligations (as defined in the Pari Passu Intercreditor Agreement).

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“Primary Obligations” shall mean all Obligations under the Indenture and under the Notes and the other Note Documents, including in each case, all amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding relating to any Grantor and all amounts that would have accrued or become due under the terms of the Indenture or the Notes but for the effect of the Insolvency or Liquidation Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency or Liquidation Proceeding.
“Prior Collateral Trustee Resignation and Appointment Agreement” shall have the meaning set forth in the recitals hereto.
“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Receivable” shall mean a payment owing to a Person (whether constituting an account, chattel paper, document, instrument or general intangible) arising from the provision of merchandise, goods or services by such Person, including the right to payment of any interest or finance charges and other obligations owing to such Person with respect thereto.
“Related Security” shall mean, with respect to any Receivables, (a) all Liens and property subject thereto from time to time securing or purporting to secure the payment of such Receivable by the Person obligated thereon, (b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, (c) all right, title and interest of any Group Member or any SPV in and to any goods (including returned, repossessed or foreclosed goods) the sale of which gave rise to such Receivable; provided that Related Security will not include returned goods only to the extent that all amounts required to be paid pursuant to Permitted Securitization Transactions in respect of such goods have been paid, (d) all collections with respect to any of the foregoing, (e) all records with respect to any of the foregoing, and (f) all proceeds of such Receivable or with respect to any of the foregoing.
“Securitization Assets” shall mean (i) all Securitized Receivables; (ii) all Related Security with respect to all Securitized Receivables; (iii) all cash collections and other cash proceeds of Securitized Receivables, including, without limitation, cash proceeds of all Related Security with respect to all Securitized Receivables; (iv) each concentration account, depositary account, lockbox account or similar account in which any cash collections or cash proceeds described in the preceding clause (iii) are collected or deposited and all balances, checks, money orders and other instruments from time to time therein; and (v) all documentation evidencing any Permitted Securitization Transaction.
“Securitized Receivables” shall mean all Receivables that have been sold, transferred or assigned pursuant to a Permitted Securitization Transaction.

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“Security Documents” shall mean, collectively (i) the “Security Documents” as defined in the Indenture and (ii) each Deposit Account Control Agreement.
“Specified Agreements” shall mean, collectively, the, the Indenture, the Credit Agreement, the Existing Indentures and the Pari Passu Intercreditor Agreement.
“SPV” shall mean a wholly-owned Subsidiary of Company which is created for the sole purpose of purchasing Receivables from any Group Member as part of a Permitted Securitization Transaction, which engages in no activities other than in connection with the financing of Receivables and which is designated as an SPV by the board of directors of Company.
“Subsidiary Grantors” shall mean, collectively, each Grantor other than the Company.
“Trademark License” shall mean, with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.06.
“Trademarks” shall mean, (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 3.06, and (ii) the right to obtain all renewals thereof.
“Wilmington” shall have the meaning set forth in the recitals hereto.
Section b..Other Definitional Provisions
.
(i)The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(ii)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(iii)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
Article 2.
GRANTS OF SECURITY INTERESTS
Section a..Grants of Security Interests

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. Each Grantor, (a) pursuant to the Existing Notes Collateral Agreements, has granted to the Collateral Trustee for the benefit of the Existing Indenture Secured Parties as security for such Grantors’ Existing Indenture Secured Obligations, a security interest in all right, title and interest of such Grantor in all Collateral, whether then existing or thereafter acquired and (b) pursuant to the Credit Facility Collateral Agreement, has granted to the Collateral Trustee for the benefit of the Credit Facility Secured Parties as security for such Grantors’ Credit Facility Secured Obligations, a security interest in all right, title and interest of such Grantor in all Collateral, whether then existing or thereafter acquired (collectively, the “Existing Security Interests”). Pursuant to this Agreement, each Grantor hereby grants to the Collateral Trustee for the benefit of the Indenture Secured Parties, as security for such Grantor’s Indenture Secured Obligations, a security interest in all right, title and interest of such Grantor in all Collateral, whether now existing or hereafter acquired (the security interests granted hereby to secure the Indenture Secured Obligations, the “Indenture Security Interests”).
Article 3.
REPRESENTATIONS AND WARRANTIES
Each Grantor hereby represents and warrants to the Collateral Trustee and the Indenture Secured Parties that:
Section a..Title; No Other Liens
. Such Grantor owns or has rights in each item of its Collateral free and clear of any and all Liens or claims of others other than Permitted Liens. To the knowledge of each Grantor, no financing statement, security agreement, mortgage or other public notice, in any such case authorized by any such Grantor, with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed with respect to Permitted Liens.
Section b..Perfected Security Interests
.
(i)Each Indenture Security Interest, upon execution and delivery of the Collateral Trust Joinder and completion of the filings and other actions specified on Schedule 3.02 (which, in the case of all filings and other documents referred to on said Schedule, except as expressly set forth therein, have been delivered to the Collateral Trustee in completed and duly executed form) will constitute valid, perfected (to the extent it can be perfected by the completion of such filings and other applicable actions under applicable law), separate and distinct security interests in all of the Collateral in favor of the Collateral Trustee, for the benefit of the Indenture Secured Parties that are secured parties with respect to the Indenture Security Interests, as collateral security for the Indenture Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor.
(ii)The Indenture Security Interests are prior to all other Liens on the Collateral except for other Permitted Liens described in clauses (i) and (ii) of the definition thereof which have priority over, or parity with, the Indenture Security Interests by operation of law; provided that

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no representations are made with respect to the requirements of any laws of any jurisdiction other than the United States or any State thereof with respect to the perfection or priority of the Indenture Security Interests.
Section c..Perfection Certificate
. Such Grantor (if a Domestic Restricted Subsidiary) has delivered a Perfection Certificate to the Collateral Trustee. The information set forth therein is correct and complete as of the date hereof.
Section d..Farm Products
. None of the Collateral of such Grantor constitutes, or is the Proceeds of, Farm Products.
Section e..Pledged Securities
. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Investment Property Issuer owned by such Grantor; provided that with respect to each Investment Property Issuer which is an Excluded Subsidiary, not more than 66⅔% of the voting and 100% of the nonvoting stock of any such Investment Property Issuer is pledged hereunder.
1.All the shares of the Pledged Stock have been duly and validly issued and are fully paid and non-assessable.
2.Each of the Intercompany Notes, when issued, will constitute the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
3.Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Permitted Liens.
Section f..Intellectual Property
.
4.Schedule 3.06 lists all Intellectual Property consisting of United States Patents, Trademarks and Copyrights, applications for United States Patents, and applications for registration of United States Trademarks and Copyrights, and each Patent License, Trademark License and Copyright License in respect of which the annual license payment is greater than $2,000,000, in each case owned by such Grantor in its own name (or in the name of a predecessor entity or in a prior name) on the date hereof.

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5.Each Grantor owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property by such Grantor or the validity or effectiveness of any Intellectual Property owned by such Grantor, nor does Company know of any valid basis for any such claim. To the knowledge of Company, the use of Intellectual Property by each Grantor does not infringe on the rights of any Person in any material respect.
6.Except as set forth in Schedule 3.06, on the date hereof, none of the Intellectual Property is the subject of any material licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
Section g..Deposit Accounts
. On the date hereof, all Deposit Accounts (including Excluded Deposit Accounts) of such Grantor are listed in Schedule 3.07.
Section h..Material Government Contracts
.
7.Exhibit D-1 lists all Material Government Contracts to which such Grantor is a party as of the date hereof. Such Grantor has executed and delivered to the Collateral Trustee assignments and notices of assignment, substantially in the forms of Exhibits D-2 and D-3, with respect to each of its Material Government Contracts with the Federal Government.
8.When any notice of assignment referred to in Section 3.08(a) or Section 4.11(a) is filed with the governmental authority or agency or other office described therein, the Indenture Security Interests will constitute a valid assignment of the Material Government Contract identified therein, to the extent that such validity is governed by the Assignment of Claims Act.
Section i..Commercial Tort Claims
. On the date hereof, all Commercial Tort Claims held by such Grantor are listed in Schedule 3.09.
Section j..Pledged Promissory Notes
. On the date hereof, all promissory notes evidencing amounts owed to any Grantor are set forth on Schedule 1.01A.
Article 4.
COVENANTS
Each Grantor covenants and agrees with the Collateral Trustee and the Indenture Secured Parties that, from and after the Issue Date until the Final Release Date:

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Section a..Delivery of Instruments, Certificated Securities and Chattel Paper
. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper (other than any Instrument, Certificated Security or Chattel Paper set forth on Schedule 4.01), such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Trustee, duly indorsed to the Collateral Trustee, to be held as Collateral pursuant to this Agreement.
Section b..[Reserved].
Section c..[Reserved].
Section d..Maintenance of Perfected Security Interests
. Such Grantor shall maintain each of the Indenture Security Interests as perfected security interests having at least the priority described in Section 3.02 and shall defend the Indenture Security Interests against the claims and demands of all Persons whomsoever (other than with respect to claims and demands by the beneficiaries of any Indenture Security Interests granted or permitted hereunder). Without limiting the generality of the foregoing, such Grantor agrees to record and file, at its own expense, financing statements (and continuation statements and any financing statement amendments (including, without limitation, as a result of any of the changes referred to in Section 4.05), when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state or federal law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfected the Indenture Security Interests in the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Trustee promptly after each such filing. The Collateral Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC or any other applicable law in connection with the Collateral.
Section e..Changes in Locations, Name, etc.
Such Grantor will not, except upon prior written notice to the Collateral Trustee and delivery to the Collateral Trustee of all additional executed financing statements and other documents that are necessary, or that are reasonably requested by the Collateral Trustee to maintain the validity, perfection and priority of the security interests provided for herein: (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.03, or (ii) change its name, identity or corporate or other organizational structure.
Section f..Notices

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. Promptly after having knowledge thereof, such Grantor will notify in writing the Collateral Trustee and the Notes Trustee, in reasonable detail, of:
9.any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect, in a material respect, the ability of the Collateral Trustee to exercise any of its remedies hereunder; and
10.the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
Section g..Investment Property
. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Investment Property Issuer pledged by a Grantor, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Trustee, hold the same in trust for the Collateral Trustee and deliver the same forthwith to the Collateral Trustee in the exact form received, duly indorsed by such Grantor to the Collateral Trustee, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor (if required to perfect the Collateral Trustee's Lien over such Investment Property), to be held by the Collateral Trustee, subject to the terms hereof, as additional collateral security for the Indenture Secured Obligations of such Grantor. At all times while an event of default has occurred and is continuing under the provisions of the Indenture or any other Note Documents and subject to the Pari Passu Intercreditor Agreement, any sums paid upon or in respect of the Investment Property pledged by such Grantor upon the liquidation or dissolution of any Investment Property Issuer shall be paid over to the Collateral Trustee to be held by it hereunder as additional collateral security for the Indenture Secured Obligations of such Grantor, and in case any distribution of capital shall be made on or in respect of the Investment Property pledged by such Grantor or any property shall be distributed upon or with respect to the Investment Property pledged by such Grantor pursuant to the recapitalization or reclassification of the capital of any Investment Property Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Trustee, be delivered to the Collateral Trustee to be held by it hereunder as additional collateral security for the Indenture Secured Obligations of such Grantor. If any sums of money or property so paid or distributed in respect of the Investment Property pledged by a Grantor shall be received by such Grantor while an event of default has occurred and is continuing under the provisions of the Note Documents, such Grantor shall, until such money or property is paid or delivered to the Collateral Trustee, hold such money or property in trust for the Collateral Trustee, segregated

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from other funds of such Grantor, as additional collateral security for the Indenture Secured Obligations of such Grantor, in each case subject to the Pari Passu Intercreditor Agreement.
1.In the case of each Grantor which is an Investment Property Issuer, such Investment Property Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 4.07(a) with respect to the Investment Property issued by it and (iii) the terms of Section 5.01(b) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.01(b) with respect to the Investment Property issued by it.
Section h..Intellectual Property
. (a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark owned by such Grantor that is material to Company and its Subsidiaries, taken as a whole (a “Material Trademark”) in order to maintain such Material Trademark in full force free from any claim of abandonment for non-use, (ii) use such Material Trademark with the appropriate notice of registration and all other notices and legends required by applicable law and (iii) not (and not permit any licensee or sub-licensee thereof to) knowingly do any act or knowingly omit to do any act whereby such Material Trademark may become invalidated or impaired in any material respect.
1.Such Grantor (either itself or through licensees) will not knowingly do any act, or knowingly omit to do any act, whereby any Patent owned by such Grantor that is material to Company and its Subsidiaries, taken as a whole (a “Material Patent”) may become forfeited, abandoned or dedicated to the public.
2.Such Grantor (either itself or through licensees) will not knowingly do any act or knowingly omit to do any act whereby any Copyright owned by such Grantor that is material to Company and its Subsidiaries, taken as a whole (a “Material Copyright”) may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) knowingly do any act whereby any Material Copyright may fall into the public domain.
3.Such Grantor (either itself or through licensees) will not knowingly do any act or omit to do any act if the performance or nonperformance of such act could reasonably be expected to result in a material infringement to the Intellectual Property of any Person.
4.Such Grantor will notify the Collateral Trustee and the Notes Trustee immediately if it knows that any application or registration relating to any Intellectual Property owned by such Grantor that is material to Company and its Subsidiaries, taken as a whole (“Material Intellectual Property”), may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) challenging

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such Grantor’s ownership of, or the validity of, any such Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
5.If during any fiscal quarter such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for a Patent with the United States Patent and Trademark Office, or an application for the registration of any Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, respectively, (ii) otherwise acquire any Patent or Trademark issued by, registered with, or applied for in the United States Patent and Trademark Office, or any Copyright registered with or applied for in the United States Copyright Office, or (iii) file a “Statement of Use” or an “Amendment to Allege Use” with respect to any intent-to-use Trademark application owned by such Grantor, such Grantor shall report such acquisition or filing to the Collateral Trustee and the Notes Trustee within 45 days after the last day of such fiscal quarter and within such 45 days, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers that are necessary or as the Collateral Trustee may reasonably request to evidence the Collateral Trustee’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
6.Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
7.In the event that any Material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Material Intellectual Property (which may include the grant of a license to such third party).
Section i..Deposit Accounts
. Each Grantor will ensure that (i) each Deposit Account (other than Excluded Deposit Accounts) of such Grantor in existence on the Issue Date (or on the date on which such Grantor becomes a “Grantor” hereunder, as the case may be) shall at all times be a Controlled Deposit Account and (ii) each Deposit Account (other than Excluded Deposit Accounts) of such Grantor established after the Issue Date (or after the date on which such Grantor becomes a “Grantor” hereunder, as the case may be) shall be a Controlled Deposit Account within 60 days after such Deposit Account is established (or such longer period of time as the Collateral Trustee shall agree in its reasonable discretion); provided, however, that the foregoing shall be subject to any post-close periods following the Issue Date permitted in the Indenture for execution of control agreements with respect to the Deposit Accounts. The parties hereto agree that any reference to the Collateral Trustee in each Deposit Account Control Agreement in existence on the date hereof shall be deemed to be a reference to the Collateral Trustee, for its benefit and for the benefit of the Indenture Secured Parties, the Credit Agreement Secured Parties and the Existing Indenture Secured Parties and each of the Deposit Account Control Agreements in existence on

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the date hereof shall perfect the Liens granted to the Collateral Trustee in the applicable Deposit Accounts subject thereto.
Section j..Receivables
.
8.While an Applicable Notice of Event of Default shall be in effect, the Collateral Trustee shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Trustee, acting at the direction of the Applicable Representative, may require in connection with such test verifications.
9.[Reserved].
10.Subject to the provisions of Section 5.05, each Grantor is authorized to continue to collect such Grantor’s Receivables in accordance with its customary practices, at its own expense, and to adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices.
11.At the Collateral Trustee’s request (acting at the direction of the Notes Trustee), each Grantor shall deliver to the Collateral Trustee all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
12.Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Trustee nor any Indenture Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Indenture Secured Party of any payment relating thereto.
Section k..Material Government Contracts
.
13.Each Grantor will promptly amend and supplement Exhibit D-1 to include each Material Government Contract entered into by it after the Issue Date, by delivering to the Collateral Trustee a supplemental schedule of Material Government Contracts. Concurrently therewith, such Grantor will execute and deliver to the Collateral Trustee assignments and notices of assignment, substantially in the forms of Exhibits D-2 and D-3, with respect to each Material Government Contract with the Federal Government listed on such supplemental schedule.

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14.Each Grantor will, from time to time, execute and file (and deliver copies thereof to the Collateral Trustee) all assignments, notices of assignment and other documents required to be filed with any state or local government or agency to insure that such Grantor’s Material Government Contracts with such government or agency are validly assigned to the Collateral Trustee to the extent that such validity is governed by applicable provisions of state or local law.
Section l..Commercial Tort Claims
. Each Grantor agrees that within 10 days of the identification of the existence of any Commercial Tort Claim, such Grantor shall notify the Collateral Trustee of such Commercial Tort Claim, and shall execute, provide a supplement to Schedule 3.09 and such additional documents as shall be required to ensure that such Commercial Tort Claim is subject to each of the Indenture Security Interests hereunder.
Article 5.
REMEDIAL PROVISIONS
Section a..Investment Property, Including Pledged Stock
. (a) Unless an Applicable Notice of Event of Default shall be in effect and the Collateral Trustee shall have given notice to the relevant Grantor of the Collateral Trustee’s intent to exercise its corresponding rights pursuant to Section 5.01(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Investment Property, paid in the ordinary course of business of the relevant Investment Property Issuer, to the extent permitted under the Specified Agreements, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided that no vote shall be cast or corporate or other organizational right exercised or other action taken which, as the Collateral Trustee shall be advised by the Notes Trustee, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any Specified Agreement.
1.If an Applicable Notice of Event of Default shall be in effect and the Collateral Trustee shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, subject to the Pari Passu Intercreditor Agreement, (i) the Collateral Trustee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property pledged by a Grantor and make application thereof as specified in Section 3.04 of the Collateral Trust Agreement, and (ii) any or all of the Investment Property pledged by a Grantor shall be registered in the name of the Collateral Trustee or its nominee, and the Collateral Trustee or its nominee may (but shall not be obligated to) during such period exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Investment Property Issuer or Investment Property Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Investment Property Issuer, or upon the exercise by any Grantor or the Collateral Trustee of any right, privilege or option

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pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Trustee may determine), all without liability except to account for property actually received by it, but the Collateral Trustee shall have no duty to any Grantor or Indenture Secured Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
2.Each Grantor hereby authorizes and instructs each Investment Property Issuer of any Investment Property pledged by such Grantor hereunder to, subject to the Pari Passu Intercreditor Agreement, (i) comply with any instruction received by it from the Collateral Trustee in writing that (x) states that an Applicable Notice of Event of Default is in effect and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Investment Property Issuer shall be fully protected in so complying, and (ii) if an Applicable Notice of Event of Default is in effect, pay any dividends or other payments with respect to such Investment Property directly to the Collateral Trustee.
Section b..Proceeds To Be Turned Over to Collateral Trustee
. If an Applicable Notice of Event of Default shall be in effect, all Proceeds paid in respect of any Collateral received by any Grantor consisting of cash, checks and other similar items shall be held by such Grantor in trust for the Collateral Trustee, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required) subject to the Pari Passu Intercreditor Agreement.
Section c..Application of Proceeds
. All Proceeds of the Collateral received by the Collateral Trustee hereunder shall be held and applied in accordance with Section 3.04 of the Collateral Trust Agreement.
Section d..UCC and Other Remedies
. If an Applicable Notice of Event of Default is in effect, the Collateral Trustee, on behalf of the Indenture Secured Parties, may (but shall not be obligated to) exercise (subject to the Pari Passu Intercreditor Agreement, and in accordance with the Collateral Trust Agreement), in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Indenture Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise

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dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Trustee or any Indenture Secured Party or elsewhere upon such terms and conditions and prices as it may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Trustee or any Indenture Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Trustee’s request, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.04, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee and the Indenture Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Indenture Secured Obligations, in the order specified in the Collateral Trust Agreement, and only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Article 9 of the New York UCC, shall the Collateral Trustee account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Trustee or any Indenture Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
Section e..Certain Matters Relating to Receivables
. While an Applicable Notice of Event of Default shall be in effect, each Grantor will, if requested to do so by the Collateral Trustee, promptly notify (and such Grantor authorizes the Collateral Trustee so to notify) each account debtor in respect of any of its Receivables that such Receivables have been assigned to the Collateral Trustee hereunder, and that any payments due or to become due in respect of such Receivables are to be made directly to the Collateral Trustee or its designee, as instructed by the Collateral Trustee.
Section f..Certain Matters Relating to Material Government Contracts
. While an Applicable Notice of Event of Default shall be in effect, the Collateral Trustee may, at the Grantors’ expense: (i) cause to be filed, delivered and recorded with the Federal Government in accordance with the Assignment of Claims Act any or all assignments and/or notices of assignment executed and delivered to the Collateral Trustee pursuant to Section 3.08(a) and Section 4.11(a); and (ii) cause to be filed, delivered and/or recorded with the relevant state or local government or agency any or all assignments, notices of assignment and/or other documents executed and delivered to the Collateral Trustee pursuant to Section 4.11(b).
Section g..Grant of License to Use Intellectual Property

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. For the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Agreement, and in accordance with the Pari Passu Intercreditor Agreement, each Grantor, solely during the continuance of an Event of Default, grants to the Collateral Trustee an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, solely in connection with Collateral Trustee’s exercise of its rights to the Collateral; provided, however, that nothing in this Section 5.07 shall require a Grantor to grant any license that (a) violates the terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein, or (b) is prohibited by any applicable law; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Collateral Trustee may only be exercised, at the option of the Collateral Trustee, during the continuation of an Event of Default; provided, further, that any license, sublicense or other transaction entered into by the Collateral Trustee in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
Article 6.
THE COLLATERAL TRUSTEE
Section a..Collateral Trustee’s Appointment as Attorney-in-fact, etc.
(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact while an Applicable Notice of Event of Default is in effect, with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following while an Applicable Notice of Event of Default is in effect:
i.in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise as the Collateral Trustee (acting at the direction of the Applicable Representative) may deem as necessary for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

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ii.in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Trustee may reasonably request to evidence the Collateral Trustee’s and the Indenture Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
iii.pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
iv.execute, in connection with any sale provided for in Section 5.04, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
v.(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee (acting at the direction of the Applicable Representative) may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Trustee (acting in consultation with the Applicable Representative) shall in its reasonable discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Trustee may reasonably deem necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s and the Indenture Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
3.If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

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4.The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 6.01, together with interest thereon at a rate per annum equal to 2%, from the date of payment by the Collateral Trustee to the date reimbursed by the relevant Grantor, shall be promptly paid by such Grantor to the Collateral Trustee on demand.
5.Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section b..Duty of Collateral Trustee
. (a) The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Article 9 of the New York UCC or otherwise, shall be as provided in the Collateral Trust Agreement. Neither the Collateral Trustee, any Indenture Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the Indenture Secured Parties hereunder are solely to protect the Collateral Trustee’s and the Indenture Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any Indenture Secured Party to exercise any such powers. The Collateral Trustee and the Indenture Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
1.Any other provision of this Agreement notwithstanding, neither the Collateral Trustee nor the Note Trustee shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.
2.Neither the Collateral Trustee nor the Notes Trustee shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Indenture Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral.
3.The Collateral Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this Agreement (subject to the Pari Passu Intercreditor Agreement), at the request, order or direction of the Notes Trustee or Indenture Secured Party, pursuant to the

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provisions of this Agreement, unless the Notes Trustee or Indenture Secured Party shall have offered to the Collateral Trustee security or indemnity satisfactory to the Collateral Trustee against the losses, costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees) which might be incurred therein or thereby.
4.The Collateral Trustee shall have no duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States (“Foreign Collateral”) but shall, at the specific request of the Notes Trustee (or to the extent a request is made by the Existing Notes Trustee or the Administrative Agent under a corresponding provision, of any Existing Notes Collateral Agreement or the Credit Facility Collateral Agreement), appoint a person or persons to act on behalf of the Indenture Secured Parties with respect to such Foreign Collateral. Such person or persons (provided the same are reasonably acceptable to the Collateral Trustee) and the Collateral Trustee shall enter into a collateral assignment pledge agreement, mortgage, enforcing document or other security agreement purporting to relate to the Indenture Security Interest in such item of Foreign Collateral pursuant to which such person or persons shall exercise the rights and remedies of the Collateral Trustee and the Indenture Secured Parties in the Foreign Collateral for their respective benefit.
5.In exercising any right, power or discretion under this Agreement and any other Security Document, the Collateral Trustee shall be entitled to seek the direction of the Notes Trustee.
Section c..Execution of Financing Statements
. Pursuant to Article 9 of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Trustee to file or record, or cause to be filed or recorded, financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as shall be appropriate to perfect the security interests of the Collateral Trustee under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
Section d..Authority of Collateral Trustee
. Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the Indenture Secured Parties, be governed by the Collateral Trust Agreement, the Pari Passu Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Indenture Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. The Grantors and the Indenture Secured Parties acknowledge that the rights, privileges, protections, immunities and benefits given to the Collateral Trustee under the

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Collateral Trust Agreement, including, without limitation, its right to be indemnified, are hereby incorporated herein by reference thereto as if set forth herein in full.
Section e..Action at the Direction of Notes Trustee
. Whenever this Agreement provides for the Collateral Trustee to act at the direction of the Notes Trustee, the Notes Trustee may, but shall not be obligated to, give such direction in its sole discretion or, at its option, it may in turn seek instruction from the Holders of the requisite percentage of Notes.
Article 7.
MISCELLANEOUS
Section a..Amendments in Writing
. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by an instrument in writing executed by the Grantors and by the Collateral Trustee (pursuant to instructions given in accordance with the Collateral Trust Agreement).
Section b..Notices
. All notices, requests and demands to or upon the Collateral Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 6.01 of the Collateral Trust Agreement; provided that any such notice, request or demand to or upon any Subsidiary Grantor shall be addressed to such Subsidiary Grantor c/o Company and that any such notice, request or demand to or upon the Collateral Trustee shall be addressed to the Collateral Trustee at its notice address set forth in the Collateral Trust Agreement.
Section c..No Waiver by Course of Conduct; Cumulative Remedies
. Neither the Collateral Trustee nor any Indenture Secured Party shall by any act (except by a written instrument pursuant to Section 7.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any Indenture Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any Indenture Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Trustee or such Indenture Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
Section d..Successors and Assigns

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. This Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Collateral Trustee and the Indenture Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee or as otherwise expressly permitted in the Indenture.
Section e..Counterparts
. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section f..Severability
.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section g..Section Headings
. The Section headings used in this Agreement are solely for convenience of reference only and shall not constitute a part of this Agreement or affect the meaning, construction or effect of any provision hereof.
Section h..Governing Law
. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section i..Submission to Jurisdiction; Waivers
. Each Grantor hereby irrevocably and unconditionally:
6.submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; provided that nothing contained herein or in any other Security Document will prevent the Collateral Trustee or any Indenture Secured Party from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against the Collateral or any other property of any Grantor in any other forum in which jurisdiction can be established;

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7.consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
8.agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.02 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;
9.agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
10.waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.09 any special, exemplary, punitive or consequential damages.
Section j..Acknowledgements
. Each Grantor hereby acknowledges that:
11.it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Indenture and the other Security Documents to which it is a party;
12.neither the Collateral Trustee nor any Indenture Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the Specified Agreements or the other Security Documents, and the relationship between the Grantors, on the one hand, and the Collateral Trustee and Indenture Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
13.no joint venture is created hereby or by any of the Specified Agreements or other Security Documents, or otherwise exists by virtue of the transactions contemplated hereby among the Indenture Secured Parties or among the Grantors and the Indenture Secured Parties.
Section k..Additional Grantors
. Each Subsidiary of Company that is required to become a party to this Agreement pursuant to any Specified Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Exhibit A hereto. For the avoidance of doubt, only Domestic Restricted Subsidiaries that are Guarantors shall be parties to this Agreement (unless the Notes Trustee and the Company otherwise agree, in which case this Agreement shall be amended in accordance with Section 901(3) of the Indenture to reflect such terms and limitations with respect to any Foreign Subsidiary (subject to applicable legal, tax, accounting, regulatory and other similar considerations) as the Notes Trustee and the Company shall reasonably agree).
Section l..Termination of Security Interests; Release of Collateral

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.
14.The Indenture Security Interests shall terminate on the Final Release Date.
15.[Reserved].
16.[Reserved].
17.If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by each of the Specified Agreements (but other than to any other Grantor), then the Indenture Security Interests on such Collateral (but not on any Proceeds thereof) shall be automatically released upon the consummation of such sale, transfer or other disposition. The Collateral Trustee, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Indenture Security Interests on such Collateral effected pursuant to this Section 7.12(d); provided that as a condition precedent to the execution of any such releases or other documents, Company shall have delivered to the Collateral Trustee and to the Notes Trustee, at least 10 Business Days prior to the date of the relevant proposed release pursuant to this Section 7.12(d), a written request for release identifying the relevant Grantor, together with a certification by Company stating that such transaction is in compliance with the Specified Agreements.
18.If (x)(i) all the Capital Stock of a Subsidiary Grantor shall be sold, transferred or otherwise disposed of (but other than to any other Grantor), (ii) a Subsidiary Grantor shall enter into any merger, consolidation or amalgamation with a Person that is not a Grantor (and is not required to be a Grantor) and such Subsidiary Grantor is not the survivor of such merger, consolidation or amalgamation, or (iii) a Subsidiary Grantor shall liquidate, wind up or dissolve itself (or be liquidated or dissolved), in the case of each of clauses (i), (ii) and (iii), pursuant to a transaction permitted by each of the Specified Agreements, or (y) a Subsidiary Grantor is designated an “Unrestricted Subsidiary” in accordance with Section 408 of the Indenture and the definition of “Unrestricted Subsidiary” in the Indenture, in each case such Subsidiary Grantor shall be automatically released from its obligations hereunder. The Collateral Trustee, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Indenture Security Interests on such Collateral effected pursuant to this Section 7.12(e); provided that as a condition precedent to the execution of any such releases or other documents, Company shall have delivered to the Collateral Trustee and to the Notes Trustee, at least 10 Business Days prior to the date of the relevant proposed release pursuant to this Section 7.12(e), a written request for release identifying the relevant Subsidiary Grantor, together with a certification by Company stating that such transaction is in compliance with the Specified Agreements.
19.Upon the termination of any Indenture Security Interests in accordance with any of clauses (a), (d) and (e) above, the Collateral subject to such termination shall be released from such Indenture Security Interests, all without delivery of any instrument or performance of any act by any such party. Upon the occurrence of the Final Release Date, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral

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Trustee and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the relevant Grantors. At the request and sole expense of any Grantor following the Final Release Date, the Collateral Trustee shall deliver to such Grantor any Collateral held by the Collateral Trustee hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. In addition, the Collateral Trustee shall release the Collateral as provided in Section 6.10 of the Collateral Trust Agreement.
20.Upon the termination of any Indenture Security Interests in accordance with clause (a) above, at the request and sole expense of any Grantor, the Collateral Trustee shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination of the Indenture Security Interests.
21.The Collateral Trustee will, at any time, upon the written instruction of the Notes Trustee, at the sole expense of the relevant Grantor, execute and deliver to the relevant Grantor all releases or other documents reasonably necessary or desirable for any release contemplated above in this Section 7.12 of the Indenture Security Interests securing the Indenture Secured Obligations with respect to which the Notes Trustee is the Notes Trustee in the Collateral specified by the Notes Trustee in such instruction.
22.By acceptance of the benefits hereof, each Indenture Secured Party acknowledges and consents to the provisions of this Section 7.12, agrees that the Collateral Trustee shall incur no liability whatsoever to any Indenture Secured Party for any release effected by the Collateral Trustee in accordance with this Section 7.12 and agrees that the Notes Trustee shall not incur any liability whatsoever to any Indenture Secured Party for any release directed or consented to by it in accordance with the applicable Specified Agreement.
23.If any Subsidiary becomes an Excluded Subsidiary, (i) such Excluded Subsidiary shall be automatically released from its obligations hereunder as a Grantor, (ii) any Indenture Security Interest on the Capital Stock of such Excluded Subsidiary shall be automatically released except to the extent that this agreement otherwise permits an Indenture Security Interest on the Capital Stock of an Excluded Subsidiary and (iii) any Indenture Security Interest on the assets of such Excluded Subsidiary shall be automatically released.
Section m..Excluded Subsidiaries
. (a) Notwithstanding anything in this Agreement or any other Note Document to the contrary, except with respect to any Foreign Subsidiary that is a Guarantor, no pledges or other security documentation governed by the law of any jurisdiction other than the United States of America (or any political subdivision thereof) shall be required with respect to any Capital Stock of any Foreign Subsidiary that is evidenced by a certificate delivered to the Collateral Trustee.
(b)    If any Grantor delivers Certificated Securities to the Collateral Trustee representing in excess of 66⅔% of the voting and 100% of the non-voting Capital Stock of any Excluded Subsidiary (“Excess Securities”) in order to facilitate compliance with Section 4.01, the Collateral Trustee agrees that (i) such Excess Securities shall not constitute Pledged Stock or

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Collateral, (ii) the Collateral Trustee shall have no right, title or interest in or to such Excess Securities (including, without limitation, voting rights) and (iii) the Collateral Trustee shall hold such Excess Securities solely as a nominee for the benefit of such Grantor.
Section n..Waiver of Jury Trial
. EACH OF THE GRANTORS, AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE COLLATERAL TRUSTEE AND THE INDENTURE SECURED PARTIES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
Section o..Collateral Trust Agreement and Pari Passu Intercreditor Agreement
. Notwithstanding anything herein to the contrary, the liens and security interests granted pursuant to this Agreement and the exercise of any right or remedy with respect thereto are subject to the provisions of the Pari Passu Intercreditor Agreement and the Collateral Trust Agreement. In the event of any conflict or inconsistency between the provisions of the Pari Passu Intercreditor Agreement and this Agreement, the provisions of the Pari Passu Intercreditor Agreement shall control, and between the Collateral Trust Agreement and this Agreement, the provisions of the Collateral Trust Agreement shall control. Each Indenture Secured Party, by acceptance of the benefits hereof, hereby acknowledges that it is subject to and bound by the provisions of the Pari Passu Intercreditor Agreement in its capacity as a holder of Additional Senior Class Debt (as defined in the Pari Passu Intercreditor Agreement).
Section p..The Notes Trustee
. The Grantors and the Indenture Secured Parties acknowledge that when acting hereunder, including without limitation, when exercising any discretion or right to direct the Collateral Trustee, the Notes Trustee shall be entitled to all of the rights, privileges, protections, immunities and benefits given to the Notes Trustee under the Indenture, including, without limitation, its right to be indemnified.
Section q..Consent of Certain Grantors
. Each of (i) F-M Motorparts TSC LLC, in its capacity as member of F-M TSC Real Estate Holdings LLC, (ii) Federal-Mogul Motorparts LLC, in its capacity as member of each of Muzzy-Lyon Auto Parts LLC, Federal-Mogul Chassis LLC, Federal-Mogul World Wide LLC, Carter Automotive Company LLC, Beck Arnley Holdings LLC, Federal-Mogul Products US LLC and F-M Motorparts TSC LLC, (iii) Federal-Mogul Valve Train International LLC, in its capacity as member of Federal-Mogul Sevierville, LLC, (iv) Federal-Mogul Powertrain LLC, in its capacity as member of Federal-Mogul Piston Rings, LLC, Federal-Mogul Powertrain IP LLC, Felt Products MFG. CO. LLC, Federal-Mogul Ignition LLC and Federal-Mogul Value Train International LLC, and (v) Tenneco Inc., in its capacity as member of Federal-Mogul Motorparts LLC and Federal-Mogul Powertrain LLC, hereby acknowledge and agree that this Agreement shall constitute a waiver of the provisions of Section 12.9 (or, with respect to Federal-Mogul

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Chassis LLC, Section 13.9) of each such Grantor’s limited liability company agreement and, to the extent applicable, constitute satisfaction and fulfillment of the requirement that the member of each such Grantor consent to the acquisition by the Collateral Trustee, the Notes Trustee and any other secured party, as creditors of such Grantor or the member of Grantor under the Indenture, of a membership interest or interest in the profits or property of such Grantor as required pursuant to the second sentence thereof.
Section r..Extensions
. Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents, the Collateral Trustee may, at the direction of the Notes Trustee (which shall give such direction in the Notes Trustee’s sole discretion), grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets of any the Issuer or any Guarantor (including extensions beyond the Issue Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date).
[SIGNATURE PAGES FOLLOW]

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Exhibit 4.53
IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

TENNECO INC.
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance and Treasurer
TENNECO AUTOMOTIVE OPERATING COMPANY INC.
By: _    /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
TENNECO INTERNATIONAL HOLDING CORP.
By:_     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
TENNECO GLOBAL HOLDINGS INC.
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
737971133
739343108

THE PULLMAN COMPANY
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
TMC TEXAS INC.
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
CLEVITE INDUSTRIES INC.
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
FEDERAL-MOGUL FINANCING CORPORATION
By:     /s/ David G. Jachcik
Name: David G. Jachcik
Title: Assistant Treasurer
CARTER AUTOMOTIVE COMPANY LLC
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
FEDERAL-MOGUL IGNITION LLC
By:     /s/ David G. Jachcik
737971133

Name: David G. Jachcik
Title: President and Treasurer
FEDERAL-MOGUL PISTON RINGS, LLC
By:     /s/ David G. Jachcik
Name: David G. Jachcik
Title: President and Treasurer
FEDERAL-MOGUL POWERTRAIN LLC
By:     /s/ David G. Jachcik
Name: David G. Jachcik
Title: President and Treasurer
FEDERAL-MOGUL POWERTRAIN IP LLC
By:     /s/ David G. Jachcik
Name: David G. Jachcik
Title: President and Treasurer
FEDERAL-MOGUL PRODUCTS US LLC
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
FEDERAL-MOGUL MOTORPARTS LLC
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
737971133

FEDERAL-MOGUL WORLD WIDE LLC
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
FELT PRODUCTS MFG. CO. LLC
By:     /s/ David G. Jachcik
Name: David G. Jachcik
Title: President and Treasurer
MUZZY-LYON AUTO PARTS LLC
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
FEDERAL-MOGUL CHASSIS LLC
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
F-M MOTORPARTS TSC LLC
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
F-M TSC REAL ESTATE HOLDINGS LLC
By:     /s/ Paul D. Novas
737971133

Name: Paul D. Novas
Title: Vice President Finance
FEDERAL-MOGUL VALVE TRAIN INTERNATIONAL LLC
By:     /s/ David G. Jachcik
Name: David G. Jachcik
Title: President and Treasurer
FEDERAL-MOGUL SEVIERVILLE, LLC
By:     /s/ David G. Jachcik
Name: David G. Jachcik
Title: President and Treasurer
BECK ARNLEY HOLDINGS LLC
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance
DRIV AUTOMOTIVE INC.
By:     /s/ Paul D. Novas
Name: Paul D. Novas
Title: Vice President Finance

737971133

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

By: ___/s/ Jane Y. Schweiger_______________
Name: Jane Y. Schweiger
Title: Vice President

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Exhibit 4.53
SCHEDULE 1.01A
PLEDGED PROMISSORY NOTES

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739343108

SCHEDULE 1.01B
PLEDGED STOCK

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SCHEDULE 1.01C
EXCLUDED JOINT VENTURES

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SCHEDULE 3.02
PERFECTION MATTERS

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SCHEDULE 3.06
INTELLECTUAL PROPERTY

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SCHEDULE 3.07
DEPOSIT ACCOUNTS

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SCHEDULE 3.09
COMMERCIAL TORT CLAIMS

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SCHEDULE 4.01
CERTAIN CERTIFICATED SECURITIES

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Exhibit A to
Collateral Agreement
Form of Assumption Agreement
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Exhibit B to
Collateral Agreement
[Reserved]

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Exhibit C to
Collateral Agreement
Form of Perfection Certificate

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Exhibit D-1 to
Collateral Agreement
List of Material Government Contracts

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Exhibit D-2 to
Collateral Agreement
Form of Assignment of Government Contracts

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Exhibit D-3 to
Collateral Agreement
Form of Notice of Assignment of Government Contracts

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